UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C.   20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):

August 3, 2015

J.B. HUNT TRANSPORT SERVICES, INC.

(EXACT NAME OF REGISTRANT AS SPECIFIED IN ITS CHARTER)

Arkansas	0-11757	71-0335111
(STATE OR OTHER JURISDICTION OF	Commission File Number	(IRS EMPLOYER
INCORPORATION OR ORGANIZATION)		IDENTIFICATION NO.)

615 J.B. Hunt Corporate Drive
Lowell, Arkansas	72745	(479) 820-0000
(ADDRESS OF PRINCIPAL EXECUTIVE OFFICES)	(ZIP CODE)	(Registrant's telephone number)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

{ }	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

{ }	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

{ }	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

{ }	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 8.01     OTHER EVENTS

On August 3, 2015, J.B. Hunt Transport Services, Inc. (the “Company”) and J.B. Hunt Transport, Inc. (“Transport”), as guarantor, entered into an underwriting agreement (the “Agreement”) with Goldman, Sachs & Co., J.P. Morgan Securities LLC, and Morgan Stanley & Co. LLC, as representatives of the several underwriters, for the issuance and sale by the Company of $350 million in aggregate principal amount of its 3.30% Senior Notes due 2022 (the “Notes”). The Company registered the offering and sale of the Notes under the Securities Act of 1933, as amended, pursuant to a shelf registration statement on Form S-3ASR (File No. 333-194163). A copy of the Agreement is attached as Exhibit 1.1 to this Current Report on Form 8-K.

The Notes were issued on August 6, 2015 pursuant to the Indenture, dated as of September 20, 2010 (as amended and supplemented, the “Base Indenture”), among the Company, Transport and U.S. Bank National Association, as Trustee (the “Trustee”), and further supplemented by the Fourth Supplemental Indenture, dated as of August 6, 2015 (the “Supplemental Indenture”), among the Company, Transport and the Trustee. The Base Indenture and Supplemental Indenture provide, among other things, that the Notes will be unsecured obligations of the Company and will rank equally with all of the Company’s existing and future senior unsecured debt. Interest is payable on the Notes semiannually in arrears on February 15 and August 15 of each year, beginning February 15, 2016. The Notes will mature on August 15, 2022.  The Company may redeem for cash some or all of the Notes at the redemption price set forth in the Supplemental Indenture.

The terms of the Base Indenture and Supplemental Indenture, among other things, may limit the ability of the Company to incur additional debt secured by liens; engage in sale and leaseback transactions; and merge or consolidate with, or transfer all or substantially all of its assets to, another entity. The Base Indenture and Supplemental Indenture provide for customary events of default. Copies of the Base Indenture and Fourth Supplemental Indenture are incorporated by reference or attached as Exhibits 4.1 and 4.3, respectively, to this Current Report on Form 8-K. The descriptions of the material terms of the Base Indenture, Supplemental Indenture and Notes are qualified in their entirety by reference to such exhibits.

ITEM 9.01.    FINANCIAL STATEMENTS AND Exhibits

(d)	Exhibits.
1.1

Underwriting Agreement, dated as of August 3, 2015, among the Company, Transport, as guarantor, and Goldman, Sachs & Co., J.P. Morgan Securities LLC, and Morgan Stanley & Co. LLC, as representatives of the several underwriters named therein

4.1

Form of Indenture by and among the Company, as issuer, Transport, as initial guarantor, and U.S. Bank National Association, as Trustee (filed as Exhibit 4.1 to the Company’s Registration Statement on Form S-3ASR filed on September 14, 2010 and incorporated herein by reference)

4.2

Second Supplemental Indenture, dated as of March 6, 2014, among the Company, Transport, as guarantor, and U.S. Bank National Association, as Trustee (filed as Exhibit 4.2 to the Company’s 8-K filed on March 6, 2014 and incorporated herein by reference)

4.3	Fourth Supplemental Indenture, dated as of August 6, 2015, among the Company, Transport, as guarantor, and U.S. Bank National Association, as Trustee

4.4	Form of 3.30% Senior Note due 2022 (set forth as Exhibit A to the Fourth Supplemental Indenture attached as Exhibit 4.3 hereto)

5.1	Opinion of Mitchell, Williams, Selig, Gates & Woodyard, P.L.L.C.

12.1	Statement of Computation of Ratio of Earnings to Fixed Charges

23.1	Consent of Mitchell, Williams, Selig, Gates & Woodyard, P.L.LC. (included in Exhibit 5.1)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized, in the city of Lowell, Arkansas, on the 6th day of August, 2015.

J.B. HUNT TRANSPORT SERVICES, INC.

BY:	/s/ John N. Roberts, III
John N. Roberts, III President and Chief Executive
Officer (Principal Executive Officer)

BY:	/s/ David G. Mee
David G. Mee, Executive Vice President, Finance and
Administration and Chief Financial Officer
(Principal Financial Officer)